Exhibit 10.3

Service Agreement

This SERVICE AGREEMENT (“Agreement”) is made and entered into this 20 day of November, 2014 (“Effective Date”) between and among Benjamin Lanshoff hereafter referred to as the “Buyer”, and Sunrise Tours, Inc, a corporation of the State of Nevada hereafter referred to as the “Service Provider”.  All of the parties to this Agreement are sometimes individually referred to as a “Party” and collectively as the “Parties”.

RECITALS

The Buyer wishes to be provided with the Services (defined below) by the Service Provider and the Service Provider agrees to provide the Services to the Buyer on the terms and conditions of this Agreement.

1. Key Terms

1.1.  Services

The Service Provider shall provide the following services ("Services") to the Buyer in accordance with the terms and conditions of this Agreement:

Apartment panorama

The service provides a single panorama image of the apartment with interactivity, which will allow moving the image around a full 360 degrees view to show the complete scene.

The Service Provider undertakes to develop a 3D panorama.

1.2. Delivery of the Services

a. Start date: The Service Provider shall commence the provision of the Services after the prepayment.

b. Completion date: The Service Provider shall complete the Services within four months after the prepayment ("Completion Date").

1.3  Site

The Service Provider shall provide the Services at the following site(s):

Ludwigstraße 49, apt. 12

70176 Stuttgart Germany

1.4  Price

As consideration for the provision of the Services by the Service Provider, the price for the provision of the Services is $1,500 ("Price").

1.5  Payment

a. The Buyer agrees to pay the Price to the Service Provider as follows:

The Buyer shall prepay $1,000 for the Service.

b. The Service Provider shall invoice the Buyer for the Services that it has provided to the Buyer after the Completion Date.

c. The Buyer shall pay such invoices within 10 days of their receipt from the Service Provider.

d. The method of payment of the Price by the Buyer to the Service Provider shall be by:

i. check

ii. wire transfer

e. Any charges payable under this Agreement are exclusive of any applicable taxes, tariff surcharges or other like amounts assessed by any governmental entity arising as a result of the provision of the Services by the Service Provider to the Buyer under this Agreement and such shall be payable by the Buyer to the Service Provider in addition to all other charges payable hereunder.

2. General terms

2.1.  Intellectual Property Rights

The Service Provider agrees to grant to the Buyer an exclusive, irrevocable, royalty free licence to use, copy and modify any elements of the Material not specifically created for the Buyer as part of the Services. In respect of the Material specifically created for the Buyer as part of the Services, the Service Provider assigns the full title guarantee to the Buyer and any all of the copyright, other intellectual property rights and any other data or material used or subsisting in the Material whether finished or unfinished. If any third party intellectual property rights are used in the Material the Service Provider shall ensure that it has secured all necessary consents and approvals to use such third party intellectual property rights for the Service Provider and the Buyer. For the purposes of this Clause 2.1, "Material" shall mean the materials, in whatever form, used by the Service Provider to provide the Services and the products, systems, programs or processes, in whatever form, produced by the Service Provider pursuant to this Agreement.

2.2.  Warranty

a. The Service Provider represents and warrants that:

i. it will perform the Services with reasonable care and skill; and

ii. the Services and the Materials provided by the Service Provider to the Buyer under this Agreement will not infringe or violate any intellectual property rights or other right of any third party.

2.3. Limitation of liability

a. Subject to the Buyer’s obligation to pay the Price to the Service Provider, either party’s liability in contract, tort or otherwise (including negligence) arising directly out of or in connection with this Agreement or the performance or observance of its obligations under this Agreement and every applicable part of it shall be limited in aggregate to the Price.

b. To the extent it is lawful to exclude the following heads of loss and subject to the Buyer’s obligation to pay the Price, in no event shall either party be liable for any loss of profits, goodwill, loss of business, loss of data or any other indirect or consequential loss or damage whatsoever.

c. Nothing in this Clause 2.3 will serve to limit or exclude either Party’s liability for death or personal injury arising from its own negligence.

2.4. Term and Termination

a. This Agreement shall be effective on the date hereof and shall continue, unless terminated sooner in accordance with Clause 2.4(b), until the Completion Date.

b. Either Party may terminate this Agreement upon notice in writing if:

i. the other is in breach of any material obligation contained in this Agreement, which is not remedied (if the same is capable of being remedied) within 30 days of written notice from the other Party so to do; or

ii. a voluntary arrangement is approved, a bankruptcy or an administration order is made or a receiver or administrative receiver is appointed over any of the other Party's assets or an undertaking or a resolution or petition to wind up the other Party is passed or presented (other than for the purposes of amalgamation or reconstruction) or any analogous procedure in the country of incorporation of either party or if any circumstances arise which entitle the Court or a creditor to appoint a receiver, administrative receiver or administrator or to present a winding-up petition or make a winding-up order in respect of the other Party.

iii. Any termination of this Agreement (howsoever occasioned) shall not affect any accrued rights or liabilities of either Party nor shall it affect the coming into force or the continuance in force of any provision hereof which is expressly or by implication intended to come into or continue in force on or after such termination.

2.5.  Relationship of the Parties

The Parties acknowledge and agree that the Services performed by the Service Provider, its employees, agents or sub-contractors shall be as an independent contractor and that nothing in this Agreement shall be deemed to constitute a partnership, joint venture, agency relationship or otherwise between the parties.

2.6.  Confidentiality

Neither Party will use, copy, adapt, alter or part with possession of any information of the other which is disclosed or otherwise comes into its possession under or in relation to this Agreement and which is of a confidential nature. This obligation will not apply to information which the recipient can prove was in its possession at the date it was received or obtained or which the recipient obtains from some other person with good legal title to it or which is in or comes into the public domain otherwise than through the default or negligence of the recipient or which is independently developed by or for the recipient.

2.7.  Notices

Any notice which may be given by a Party under this Agreement shall be deemed to have been duly delivered if delivered by hand, first class post, facsimile transmission or electronic mail to the address of the other Party as specified in this Agreement or any other address notified in writing to the other Party. Subject to any applicable local law provisions to the contrary, any such communication shall be deemed to have been made to the other Party, if delivered by:

i. first class post, 2 days from the date of posting;

ii. hand or by facsimile transmission, on the date of such delivery or transmission; and

iii. electronic mail, when the Party sending such communication receives confirmation of such delivery by electronic mail.

2.8.  Miscellaneous

a. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

b. If any part, term or provision of this Agreement is held to be illegal or unenforceable neither the validity nor enforceability of the remainder of this Agreement shall be affected.

c. Neither Party shall assign or transfer all or any part of its rights under this Agreement without the consent of the other Party.

d. This Agreement may not be amended for any other reason without the prior written agreement of both Parties.

e. This Agreement constitutes the entire understanding between the Parties relating to the subject matter hereof unless any representation or warranty made about this Agreement was made fraudulently and, save as may be expressly referred to or referenced herein, supersedes all prior representations, writings, negotiations or understandings with respect hereto.

f. Neither Party shall be liable for failure to perform or delay in performing any obligation under this Agreement if the failure or delay is caused by any circumstances beyond its reasonable control, including but not limited to acts of god, war, civil commotion or industrial dispute. If such delay or failure continues for at least 7 days, the Party not affected by such delay or failure shall be entitled to terminate this Agreement by notice in writing to the other.

g. This Agreement shall be governed by the laws of the jurisdiction in which the Buyer is located (or if the Buyer is based in more than one country, the country in which its headquarters are located) (the "Territory") and the parties agree to submit disputes arising out of or in connection with this Agreement to the non-exclusive of the courts in the Territory.

AS WITNESS the hands of the Parties hereto or their duly authorized representatives the day and year first above written.

Buyer

/S/ Benjamin Lanshoff

Benjamin Lanshoff

Service Provider

/S/ Alexander Karpetskiy

Alexander Karpetskiy

President of Sunrise Tours, Inc.